Exhibit 10.13

LEASE

BETWEEN

RP/PRESIDIO JAVA OWNER, L.L.C.

(“LANDLORD”)

AND

RUCKUS WIRELESS, INC.

(“TENANT”)

TABLE OF CONTENTS

(Continued)

ii

LIST OF EXHIBITS

EXHIBIT A	The Premises

EXHIBIT B	Work Letter (for Tenant Improvements)

EXHIBIT C	Commencement Date Memorandum

EXHIBIT D	Rules and Regulations

EXHIBIT E	Landlord Work Letter (for Landlord Work)

The exhibits attached hereto are incorporated into and made a part of this Lease.

LEASE

THIS LEASE is made as of March 16, 2012, by and between RP/PRESIDIO JAVA OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and RUCKUS WIRELESS, INC., a Delaware corporation (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain building and improvements thereon located at 350 West Java Drive, Sunnyvale, California (the “Premises”). The legal description for the land on which the Premises are situated is set forth on EXHIBIT A attached hereto (the “Project”). For the purposes of this Lease, the Premises has an area of approximately 96,415 rentable square feet. The square footage of the Premises referenced above shall be deemed the actual square footage in the Premises.

Landlord and Tenant agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Lease is made upon the condition of such performance.

Prior to the commencing of the term of this Lease, Landlord shall cause the Premises to be improved by the Tenant Improvements as defined in and described in the Work Letter marked EXHIBIT B attached hereto. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with the Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project.

ARTICLE 1

TERM

1.1 Commencement Date. The term of this Lease shall be one hundred twenty four (124) months, plus the number of days between the Commencement Date and the last day of the month that the Commencement Date occurs in, if the Commencement Date is a date other than the first day of the month, unless sooner terminated as hereinafter provided, commencing on the date which is the earliest of subclauses (a), (b) and (c) below, but in no event shall the Commencement Date by later than September 1, 2012, regardless of when the events in subclauses (a), (b) and/or (c) occur:

(a) the date on which the Premises are Substantially Complete (as hereinafter defined); or

(b) the date the Tenant Improvements would have been Substantially Completed but for Tenant Delay Days (as defined in the Work Letter); or

(c) the date that Tenant opens for business in the Premises.

1.1.1 The date that the Lease commences in accordance with this Article 1 shall be referred to herein as the “Commencement Date”.

1.1.2 On and after the Commencement Date, the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. As soon as the Commencement Date is determined, Tenant shall execute a Commencement Date Memorandum in the form attached hereto as EXHIBIT C acknowledging, among other things, the (a) Commencement Date, (b) scheduled termination date of this Lease, and (c) Tenant’s acceptance of the Premises subject to completion of the Punch List Items (as hereinafter defined). The Tenant’s failure to execute the Commencement Date Memorandum shall not affect Tenant’s liability hereunder.

1.1.3 Reference in this Lease to a “Lease Year” shall mean each successive twelve month period commencing with the Commencement Date.

1.1.4 Landlord and Tenant estimate that the Commencement Date shall be September 1, 2012, but such estimate is not and shall not be deemed to be a representation or warranty by Landlord that Premises shall be ready for Tenant’s occupancy on such date.

ARTICLE 2

POSSESSION

2.1 Acceptance by Tenant. Except as otherwise set forth in Section 4.1 of the Work Letter, Tenant has determined that the Premises are acceptable for Tenant’s use, Tenant accepts the Premises in its “as-is” condition and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose.

2.2 Early Access. Landlord shall provide Tenant with limited access to the Premises for the approximately four (4) week period prior to the date when Landlord estimates that the Tenant Improvements will be Substantially Completed for the sole purpose of permitting Tenant to ready the Premises for Tenant’s occupancy, at such times as are reasonably specified by Landlord so that Tenant’s access does not interfere with the performance of Landlord’s work in the Premises. Tenant’s access to the Premises during the period of time prior to the Commencement Date shall be subject to all the provisions of this Lease (including the Rules and Regulations (as hereinafter defined) and such other rules and regulations as Landlord may reasonably impose), other than the payment of Rent and the expiration date of the Lease shall not be advanced by such access by Tenant of the Premises prior to the Commencement Date. Tenant shall not interfere with Landlord’s performance of the Tenant Improvements in the Premises.

ARTICLE 3

RENT

3.1 Rent. Tenant shall pay to Landlord, in lawful money of the United States of America, at the address of Landlord designated on the signature page of this Lease or to such other person or at such other place as Landlord may from time to time designate in writing, the monthly base rent for the Premises (the “Base Rent”) in advance, without notice, demand, offset or deduction, on the first day of each calendar month. If the Commencement Date occurs on a day other than the first day of a month, then for the number of days between the Commencement Date and the last day of the month in which the Commencement Date occurs, Tenant shall pay Base Rent for such period of time, in the amount due for the fifth month of the Lease, but prorated on the basis of such number of days so that the Base Rent adjustments set forth below occur on the first day of the applicable months. Tenant shall pay the fifth month’s Base Rent on the date Tenant executes this Lease, and shall continue to pay the Base Rent on the first day of each month thereafter (subject to adjustment as hereinafter provided) as follows:

Months of Term	Base Rent/Per Month
1 – 4	$0.00
5 – 16	$168,726.25
17 – 28	$173,788.04
29 – 40	$179,001.68
41 – 52	$184,371.73
53 – 64	$189,902.88
65 – 76	$195,599.97
77 – 88	$201,467.97
89 – 100	$207,512.01
101 – 112	$213,737.37
113 – 124	$220,149.49

Tenant shall pay Landlord the Rent (as hereinafter defined) due under this Lease without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable.

3.2 Additional Rent. In addition to the Base Rent, Tenant agrees to pay as additional rental (the “Additional Rent” and together with the Base Rent, the “Rent”) the amount of rental adjustments and all other charges required by this Lease. All sums other than the Base Rent that Tenant is obligated to pay under this Lease will be Additional Rent, whether or not such sums are designated as Additional Rent.

3.3 Late Charge and Interest. Tenant acknowledges and agrees that the late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs, processing and accounting expenses, and increased debt service (the “Delinquency Costs”). If Landlord has not received any installment of Rent when due, Tenant shall pay a late charge (the “Late Charge”) equal to five percent (5%) of the delinquent amount. Tenant agrees that the Late Charge represents a reasonable estimate of the Delinquency Costs that will be incurred by Landlord. In addition, Tenant shall pay interest on all delinquent amounts from the date the amount was due until the date the amount is paid in full at a rate per annum (the “Applicable Interest Rate”) equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the prime rate (the “Reference Rate”) publicly announced by Bank of America, NA. (or if Bank of America, NA. ceases to exist, the largest bank then headquartered in the State of California) (the “Bank”). If the Bank discontinues use of the Reference Rate, then the term “Reference Rate” will mean the announced rate charged by the Bank, from time to time instead of the Reference Rate. Landlord and Tenant agree that it is difficult to ascertain the damage that Landlord will suffer as a result of the late payment of any Rent and that the Late Charge and interest are the best estimates of the damage that Landlord will suffer in the event of late payment. If a Late Charge becomes payable for any two (2) installments of Rent within any twelve (12) month period, then all Rent will automatically become due and payable quarterly in advance for the next twelve (12) months and then will return to monthly payments if all the quarterly payments were timely made. Notwithstanding the foregoing, Landlord will not assess a Late Charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a Late Charge to be incurred.

ARTICLE 4

RENTAL ADJUSTMENT

4.1 Rental Adjustment.

(a) For the purpose of this Lease, the following terms are defined as follows:

(i) Direct Expenses. The term “Direct Expenses” shall include “Taxes” (as hereinafter defined) and “Operating Expenses” (as hereinafter defined).

(A) “Taxes” means the sum of any and all real and personal property taxes and assessments, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees “in-lieu” of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking, the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or earlier termination of this Lease. If Landlord has not or is not planning on filing a property tax assessment appeal, then Tenant may file a property tax assessment appeal, subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, and in such case, Landlord shall, at no cost to Landlord, join such appeal as necessary. Tenant’s obligations for Taxes for the last full and/or partial year(s) of the Term shall survive the expiration or early termination of the Lease.

(B) “Operating Expenses” means the total costs and expenses incurred by Landlord in the operation, maintenance, replacement, repair and management of the Project and the Premises, including, but not limited to, (a) repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls and bearing walls; (b) cleaning, maintenance, repair, replacement, utility costs, landscaping, walkways, landscaped areas, driveways, parking areas (including sweeping, striping and slurry coating, except for the initial slurring and striping to be performed by Landlord pursuant to the Landlord Work Letter), outdoor lighting and other costs which are incurred on behalf of the Premises and/or Project including any costs under the terms of any recorded covenants affecting the real property or the Project; (c) the costs and premiums relating to the insurance maintained by Landlord with respect to the Project, including, without limitation, Landlord’s cost of any self-insurance deductible or retention; provided, however, that to the extent of any earthquake deductible or earthquake retention will be applied to capital expenditures, then such amounts payable by Tenant shall be amortized applying generally accepted accounting principles, consistently applied, as reasonably determined by Landlord, together with interest on the unamortized balance at the Bank prime rate plus two percent (2%); (d) service and maintenance contracts for the repair and replacement of the heating, ventilation and air-conditioning systems, elevators, if any, and maintenance, repair, replacement, monitoring and operation of the fire/life safety system; (e) service and maintenance contracts for security and landscaping services; (f) trash collection for the Project; (g) salaries, wages, bonuses and other compensation (including employer’s Social Security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries, bonuses and compensation and fringe benefits, vacation, holidays and other paid absence benefits), relating to the employees of Landlord or its property manager or agents or as independent contractors engaged in the management, operation, repair or maintenance of the Premises and/or the Project plus charges for supplies and equipment; (h) capital improvements made to or capital assets acquired for the Project after the Commencement Date that are (1) a replacement of capital improvements or Premises service equipment when required; or (2) intended to reduce Operating Expenses or (3) reasonably necessary for the health and safety of the occupants of the Project or (4) required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities relating to or affecting the Project, the Premises or the use or operation thereof, whether now existing or hereafter enacted (except as set forth in Section 4.2 of the Work Letter and Section B of the Landlord Work Letter), including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&Rs, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”), which capital costs, or an allocable portion thereof, shall be amortized over the useful life of the repair or replacement, together with interest on the unamortized balance at the Bank prime rate plus two percent (2%); (i) expenses incurred by Landlord under Article 13.2 or 16 below; and (j) any other costs incurred by Landlord related to the Project as a whole. Operating Expenses shall also include a management fee for services rendered by Landlord or a third party manager engaged by Landlord, in an amount not to exceed three percent (3%) of the Base Rent. Notwithstanding the foregoing, Operating Expenses shall not include costs set forth in Sections 13.1, which costs shall be borne exclusively by the Tenant. This Section is not intended to expand Landlord’s obligations set forth in Section 13.2 below.

(C) The following shall not be included within Operating Expenses: (i) rent paid to any ground lessor; (ii) repairs covered by proceeds of insurance; (iii) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Landlord’s employees, contractors, or agents; (iv) executive salaries or salaries of service personnel to the extent that such personnel perform services not in connection with the management, operation, repair, or maintenance of the Project; (v) Landlord’s general overhead expenses not related to the Project; (vi) legal fees, accountants’ fees, and other expenses incurred in connection with the defense of Landlord’s title to or interest in the Project or any part thereof; (vii) costs incurred due to a violation by Landlord of the terms and conditions of the Lease; and (viii) costs and expenses which would be capitalized under generally accepted accounting principles, except as specifically set forth herein; and (ix) documentary transfer taxes imposed on the recordation of the deed transferring fee ownership in the Project (it being understood that the foregoing is not intended to be so-called “proposition 13” protection).

(b) Payment of Direct Expenses.

(i) Tenant shall pay Direct Expenses as Additional Rent. Tenant shall pay the actual Direct Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 30 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord may designate, but in no event more frequently than once a month. Alternatively, Landlord may require from time to time that Tenant pay Landlord’s estimate of Direct Expenses (the “Landlord’s Estimate”). This estimated amount shall be divided into twelve equal monthly installments. Tenant shall pay to Landlord without offset or deduction, concurrently with the regular monthly Base Rent payment next due following the receipt of such statement of Direct Expenses, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. As of the date of this Lease, the Landlord estimates that Direct Expenses for 2012 are $23,139.60 per month and until further notice by Landlord pursuing to the foregoing sentence, Tenant shall pay the foregoing amount as the estimated Direct Expenses. Subsequent installments shall be payable concurrently with the regular monthly Base Rent payments for the balance of that calendar year and shall continue until the next calendar year’s statement is rendered.

(ii) As soon as possible after the end of each calendar year but not later than 180 days after the end of each calendar year, Landlord shall provide Tenant with a statement showing the amount of Direct Expenses and the amount of Landlord’s Estimate actually paid by Tenant (“Operating Expense Statement”). Thereafter, Landlord shall reconcile the above amounts and shall either bill Tenant for the balance due (payable within 30 days of demand by Landlord) or credit any overpayment by Tenant towards the next monthly installment of Landlord’s Estimate falling due, as the case may be.

(c) Tenant’s obligation to pay Direct Expenses shall survive the expiration or termination of this Lease. Direct Expenses shall be paid by Tenant when due even though the Term has expired and/or Tenant has vacated the Premises, when the final determination is made of the Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

(d) Landlord and Tenant understand and agree that this Lease is what is commonly known as a “net, net, net lease.” Tenant recognizes and acknowledges, without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all Base Rent in this Lease provided to be paid by Tenant to Landlord shall be net to Landlord, and any and all expenses incurred in connection with the Premises, including the inspection thereof, or in connection with the operations thereon, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the Premises and all buildings, structures, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, and management fees, in addition to the Base Rent herein provided for, shall be paid by Tenant, except as otherwise set forth herein.

(e) Audit Rights.

(i) Provided that no Event of Default has occurred that is continuing, Tenant shall have the right (“Audit Right”) once every year during the Term of the Lease to audit Landlord’s records and books used by Landlord in determining the amount of Direct Expenses Tenant is obligated to pay to Landlord for the sole purpose of verifying the accuracy of same (the “Audit”). Any Audit shall cover only one (1) calendar year during the Term of the Lease. Tenant shall provide Landlord at least thirty (30) days prior written notice requesting the Audit, provided, however, that Tenant’s right, if any, to exercise its Audit Right for any subject year shall expire ninety (90) after the delivery to Tenant of the Operating Expense Statement for the calendar year which Tenant desires to audit and, unless such right is exercised prior to such time, Tenant shall have waived its right to request such an Audit. Landlord shall make said books and records relevant to such Audit available to Tenant during Landlord’s customary business hours at the office of the property manager of the Project or at such other location designated by Landlord in writing.

(ii) If the Audit discloses that the amount of Direct Expenses paid by Tenant to Landlord exceeds the actual amount of Direct Expenses owed by Tenant to Landlord by more than five percent (5%) (“Overcharge”), then Landlord shall pay all reasonable and necessary third party out-of-pocket costs for the Audit. If the Audit discloses that the amount of Direct Expenses paid by Tenant to Landlord does not exceed the actual amount of Direct Expenses owed by Tenant to Landlord by more than five percent (5%) (“Undercharge”), then Tenant shall pay all reasonable and necessary third party out-of-pocket costs for the Audit.

(iii) The Audit shall only be conducted by a reputable accounting firm (“Accounting Firm”). As a condition precedent to any such Audit, Tenant shall deliver to Landlord a copy of Tenant’s written agreement with such Accounting Firm, which agreement shall include provisions which state that: (A) Landlord is an intended third-party beneficiary of such agreement, (B) such Accounting Firm is not being engaged as a contingency or other incentive based auditor, and (C) the Accounting Firm, Landlord and Tenant shall enter into a confidentiality agreement in form and substance acceptable to Landlord whereby the Accounting Firm and Tenant shall covenant, among other things, that the Accounting Firm and the Tenant shall keep the books and records of Landlord in strict confidence.

(iv) In the event that the amount of Direct Expenses paid by Tenant to Landlord exceed the actual amount of Direct Expenses owed by Tenant to Landlord as disclosed by the Audit, such difference shall be applied to the next succeeding payment of Direct Expenses due by Tenant to Landlord or if the Lease has expired, then paid to Tenant within (30) days after such determination (after deducting therefrom any amounts otherwise owed from Landlord to Tenant). In the event that the amount of Direct Expenses paid by Tenant to Landlord is less than the actual amount of Direct Expenses owed by Tenant to Landlord as disclosed by the Audit, Tenant shall pay such difference to Landlord within thirty (30) days of such determination.

(v) Nothing contained herein shall be construed as providing Tenant with any right or option to examine any other books and records of Landlord or any of Landlord’s affiliated entities. Notwithstanding anything to the contrary contained herein, the Audit Right granted herein is personal to the Ruckus Wireless, Inc., a Delaware corporation, shall be exercisable only by Ruckus Wireless, Inc., a Delaware corporation and may not be assigned or exercised by any assignee, sublessee or transferee of Tenant’s interest in this Lease or any successor in interest to Tenant, except for a Permitted Assignee (as hereinafter defined) or an assignee of this Lease consented to by Landlord.

ARTICLE 5

SECURITY DEPOSIT

(a) Upon execution of this Lease, Tenant shall deposit with Landlord the sum of Five Hundred Sixty Thousand and No/100 Dollars ($560,000.00) (the “Security Deposit”). The Security Deposit shall be subject to increase as set forth in the Work Letter. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of Tenant’s obligations hereunder. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease, and if Tenant is not in default under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interests hereunder) within sixty (60) days after the expiration of the Term. Tenant hereby waives the benefit of California Civil Code Section 1950.7 (except for subsection (b)) with regard to such Security Deposit, it being agreed and understood that Landlord shall have the right, upon an Event of Default, to apply the Security Deposit to satisfy the payment of future rent obligations.

(b) So long as no Event of Default shall have occurred, Tenant may elect to reduce the Security Deposit one time by one half, if the following conditions are satisfied: (i) Tenant issues its stock on a national exchange; and (ii) Tenant has a Net Cash Position (as hereinafter defined) of not less than Fifty Million and No/100 Dollars ($50,000,000.00); provided, however, that if at any time, Tenant’s Net Cash Position is reduced to Ten Million and No/100 Dollars ($10,000,000.00) or less (based on the average over any consecutive thirty (30) day period), then Tenant shall, not later than the earlier to occur of: (i) five (5) business days after Tenant’s Net Cash Position is so reduced; or (ii) Landlord’s request for such additional Security Deposit as a result of the reduction in Tenant’s Net Cash Position, deposit with Landlord an amount that, taken together with the Security Deposit then on hand, equals the amount of Security Deposit initially deposited with Landlord (or as may have been increased pursuant to the Work Letter) and thereafter the Security Deposit shall not be subject to further reduction.

(c) So long as no Event of Default shall have occurred, Tenant may elect to reduce the Security Deposit to equal the Rent due for the last month of the Lease Term, if Tenant has a Net Cash Position (as hereinafter defined) of not less than One Hundred Million and No/100 Dollars ($100,000,000.00); provided, however, that if at any time, Tenant’s Net Cash Position is reduced to Ten Million and No/100 Dollars ($10r000,000.00) or less, then Tenant shall, not later than the earlier to occur of: (i) five (5) business days after Tenant’s Net Cash Position is so reduced; or (ii) Landlord’s request for such additional Security Deposit as a result of the reduction in Tenant’s Net Cash Position, deposit with Landlord an amount that, taken together with the Security Deposit then on hand, equals the amount of Security Deposit initially deposited with Landlord (or as may have been increased pursuant to the Work Letter) and thereafter the Security Deposit shall not be subject to further reduction.

(d) “Net Cash Position” means cash and cash equivalents are defined under GAAP. Cash and cash equivalents are defined as follows in accordance with GAAP: Cash and cash equivalents are the most liquid assets found within the asset portion of a company’s balance sheet. Cash equivalents are assets that are readily convertible into cash, such as money market holdings, short-term government bonds or Treasury bills, marketable securities and commercial paper. Cash equivalents are distinguished from other investments through their short-term existence; they mature within 3 months whereas short-term investments are 12 months or less, and long-term investments are any investments that mature in excess of 12 months. Another important condition a cash equivalent needs to satisfy is that the investment should have insignificant risk of change in value; thus, common stock cannot be considered a cash equivalent, but preferred stock acquired shortly before its redemption date can be.

(e) Notwithstanding anything to the contrary set forth herein, for the sake of clarify, the Security Deposit shall never be less than Two Hundred Twenty Thousand One Hundred Forty Nine and 49/100 ($220,149.49) by operation of Sections 5(b) and (c) above.

ARTICLE 6

USE

Subject to compliance with all Applicable Laws, Tenant shall use the Premises for general office, research and development and light assembly, to the extent consistent with the character of existing character of the Premises and shall not use or permit the Premises to be used for any other purpose without Landlord’s prior written consent. Notwithstanding the foregoing, the Project may not be used for: (i) any use for which a conditional use permit, environmental permits, any change in the zoning of Project or any other permits or licenses, other than construction permits would be required; (ii) any use for which any condition, restriction or limitation is imposed on the Project that would be binding after expiration or termination of the lease or that is binding on Landlord; or (iii) for which any Hazardous Materials would need to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable environmental laws. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Project, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the

Insurance Service Offices, formerly known as the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant acknowledges that Landlord may in the future record covenants, conditions and restrictions against the Premises (as amended, the “CC&Rs”), so long as the same do not materially and adversely impact Tenant’s rights and obligations hereunder. Tenant’s use of the Premises shall be subject to and Tenant shall comply with the CC&Rs, as the same may be amended from time to time, and all Applicable Laws. Tenant acknowledges that there have been and may be from time to time recorded easements and/or declarations granting or declaring easements for parking, utilities, fire or emergency access, and other matters. Tenant’s use of the Premises shall be subject to and Tenant shall comply with any and all such easements and declarations. Tenant’s use of the Premises shall be subject to such guidelines as may from time to time be prepared by Landlord in its sole discretion. Tenant acknowledges that governmental entities with jurisdiction over the Premises may, from time to time promulgate laws, rules, plans and regulations affecting the use of the Premises, including, but not limited to, traffic management plans and energy conservation plans. Tenant’s use of the Premises shall be subject to and Tenant shall comply with any and all such laws, rules, plans, and regulations.

ARTICLE 7

NOTICES

Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Project, or to Landlord at its address set forth at the end of this Lease. Either party may specify a different address for notice purposes by written notice to the other except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes.

ARTICLE 8

BROKERS

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except Craig L. Fordyce, Michael L. Rosendin and Jim Beeger, of Colliers International, representing Landlord and James R. Abarta, of Colliers International, representing Tenant, whose commission shall be payable by Landlord. Tenant warrants that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with the Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

ARTICLE 9

HOLDING OVER; SURRENDER

9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. The provisions of this Section 9.1 shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys’ fees and brokerage commissions and after having given Tenant fifteen (15) days prior notice that such costs will or which Landlord anticipates will be incurred.

9.2 Surrender. On the expiration or termination of the Lease, Tenant shall surrender the Premises and Building broom clean, free of Hazardous Materials and in good working condition, with the mechanical, electrical, and plumbing fully operational and in good working order, and subject only to normal wear and tear for typical office use and casualty damage, together with all keys and key access cards. Tenant shall patch and fill all holes within the Premises. Tenant shall also remove all alterations or improvements made by it, or made by Landlord at Tenant’s request or direction, to the Premises (which removal shall include restoration if and to the extent necessary to return the Premises to its condition as of the Commencement Date, reasonable wear and tear excepted) (but only to the extent that, with respect to such other alterations, Landlord specified at the time of such alterations, whether it would require Tenant to remove all or part of such alterations, as the case may be), unless requested not to do so by Landlord. Tenant shall, when requesting Landlord’s consent for any alteration, specify in writing that, concurrently with Landlord’s request for consent, Landlord must also make a determination, in writing, as to whether Tenant will be required to remove such alteration upon the expiration or earlier termination of the Lease. If Tenant fails to make such request in writing, at the time of its request for approval of such alteration, then Landlord shall have the right to make such election at any time at least thirty (30) days prior to the expiration or earlier termination of the Lease. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises. Conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements shall not be deemed “reasonable wear and tear.” Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord all costs arising from such removal.

ARTICLE 10

TAXES ON TENANT’S PROPERTY

(a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

(b) If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed, then Tenant shall pay for such assessments as part of the Taxes.

ARTICLE 11

CONDITION OF PREMISES

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were in satisfactory condition at such time except as otherwise set forth in Section 4.1 of the Work Letter.

ARTICLE 12

ALTERATIONS

(a) Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord’s prior written consent, and then only by contractors or mechanics approved by Landlord; provided, however, that Landlord’s consent shall not be required for alterations that are: (a) non-structural, (b) do not affect the mechanical, plumbing, heating, ventilating or air conditioning, electrical security or other service systems or facilities of the Premises or the Building, (c) are performed only by licensed contractors or mechanics to perform such alterations, (d) affect only the inside of the Premises, (e) do not exceed a cost of Seventy-Five Thousand and No/100 Dollars ($75,000.00), in the aggregate; (f) completed in a good and workmanlike manner, (g) in compliance with all Applicable Laws, and (h) does not void any warranty for the roof or heating, ventilating or air conditioning units (collectively, “Permitted Alterations”). The remainder of Article 12, other than Landlord’s consent, shall apply to Permitted Alterations. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Premises or Project or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Offices formerly known as the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten days written notice of the proposed commencement of such work and shall, if reasonably required by Landlord taking into consideration the financial condition of Tenant, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work if such work is reasonably expected to exceed One Million and No/100 Dollars ($1,000,000.00). Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within twenty (20) days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord all costs arising from such removal. Unless Landlord elects to contract for such service (in which event the cost shall be included in Operating Expenses), Tenant shall, at Tenant’s sole expense, enter into a maintenance agreement for the service and maintenance of any HVAC units servicing the Premises with a reputable maintenance service company approved by Landlord. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord. Without limiting the generality of Section 23.2 hereof, if Tenant, at any time during the term of this Lease or any extensions or renewals thereof, fails to enter into, maintain or provide Landlord with copies of such maintenance agreement, or to have such work performed, Landlord shall have the right (but not the obligation), in its sole and absolute discretion, to obtain such maintenance agreement and/or have such work performed, and at Landlord’s option, in its sole and absolute discretion, Tenant shall either reimburse Landlord for the cost of such maintenance agreement or pay the cost of such service directly to the vender. Tenant shall, at Tenant’s sole expense, enter into a service contract for the washing of all windows (both interior and exterior surfaces) in the Premise with a contractor reasonably approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 180 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord. Without limiting the generality of Section 23.2 hereof, if Tenant, at any time during the term of this Lease or any extensions or renewals thereof, fails to enter into, maintain or provide Landlord with copies of such service contract, or to have such work performed, Landlord shall have the right (but not the obligation), in its sole and absolute discretion, to obtain such service contract and/or have such work performed, and at Landlord’s option, in its sole and absolute discretion, Tenant shall either reimburse Landlord for the cost of such service contract or pay the cost of such service directly to the vender.

(b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

ARTICLE 13

REPAIRS

13.1 Tenant.

(a) Subject to Section 4.1 of the Work Letter, by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant, at Tenant’s sole cost and expense, shall keep, maintain and preserve the Premises in first class condition and repair, including contracting for any and all necessary security and janitorial services, and shall, when and if needed, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof, including, without limitation, (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system, (ii) Tenant’s trade fixtures, installations, equipment and other personal property items within the Premises, (iii) heating, ventilating and air conditioning systems servicing the Premises, (iv) interior walls, floors, ceilings, interior doors, exterior and interior windows and fixtures, (v) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems) and (vi) any automatic fire extinguisher equipment in the Premises. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g. sewer main or electrical transformer) from which such utility services are being distributed to other parts of the Project as well as the Premises). Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. All such repairs, maintenance and replacements by Tenant shall be performed in a good and workmanlike manner. Tenant shall, upon the expiration or sooner termination of the Term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear and casualty damages excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Tenant acknowledges, agrees and affirms that Landlord has made no representations to Tenant respecting the condition of the

Premises or the Project, except as otherwise set forth in Section 4.1 of the Work Letter. Without limiting the foregoing, Tenant shall, at Tenant’s sole expense, be responsible for repairing any area damaged by Tenant, Tenant’s agents, employees, invitees and visitors. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Premises or any of the mechanical, electrical, plumbing or other systems in the Premises or the Project, and (e) in accordance with the Rules and Regulations attached hereto as EXHIBIT D and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, Landlord shall have the right, but not the obligation, to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense. Tenant shall maintain written records of maintenance and repairs, as required by any Applicable Law, and shall use certified technicians to perform such maintenance and repairs, as so required. Tenant shall promptly deliver to Landlord full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises.

(b) Notwithstanding anything to the contrary in Section 13.1(a) above, if pursuant to Section 13.1(a) above Tenant is required to replace HVAC unit in existence as of the Commencement Date, then (and so long as no monetary Event of Default is occurring), in lieu of Tenant performing such work and incurring the cost thereof, Landlord shall replace such HVAC unit and the cost thereof shall be treated as a Direct Expense (and specifically shall be subject to Section 4.1(a)(i)(B)(h) above relating to the amortization of capital expenditures). However, this subclause (b) shall specifically not apply if such replacement is required due to the negligence or willful misconduct of Tenant or any the Tenant Parties (as hereinafter defined) or the failure of Tenant to maintain the HVAC service contract required by Section 12(a).

13.2 Landlord. Anything contained in Section 13.1 above to the contrary notwithstanding, as items of Operating Expenses, Landlord shall repair and maintain the roof and roof membrane, exterior and structural parts of the Premises so that the same are kept in good order and repair. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by, or on behalf of, Tenant or to special equipment or systems installed by, or on behalf of, Tenant, (ii) the installation, use or operation of Tenant’s property, fixtures and equipment, (iii) the moving of Tenant’s property in or out of the Premises, (iv) Tenant’s use or occupancy of the Premises in violation of Section 6 of this Lease or in a manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants of Tenant (individually, a “Tenant Party” and collectively, “Tenant’s Parties”), (vi) fire and other casualty, except as provided by Section 21 of this Lease or (vii) condemnation, except as provided in Section 22 of this Lease. Landlord shall have no obligation to make repairs under this Section 13.2 until a reasonable time after (a) Landlord first becomes aware of the need for such repairs, or (b) receipt of written notice from Tenant of the need for such repairs, whichever is earlier. There shall be no abatement of Rent during the performance of such work. Except for the Tenant Improvements provided for in the Work Letter, Landlord shall have no obligation during the Term of this Lease to remodel, repair, improve, decorate or paint any part of the Premises or to clean, repair or replace carpeting or window coverings. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises and/or the Project at the expense of Landlord under any Applicable Laws including without limitation Sections 1941 and 1942 of the California Civil Code.

ARTICLE 14

LIENS

Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against the Premises or Project, nor against Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and not released nor bonded within twenty (20) days of request by Landlord, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall reasonably deem proper, including payments in satisfaction of the claim giving rise to such lien; provided, however, that if Landlord intends on paying off such lien, then Landlord shall give Tenant at least three (3) business days prior written notice. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord. The notice and cure periods set forth in Article 23 shall not apply to the obligations of Tenant set forth in this Article 14 as Article 14 provides its own notice and cure periods.

ARTICLE 15

ENTRY BY LANDLORD AND RESERVED RIGHTS OF LANDLORD

Landlord shall at any and all times, after 24 hours prior notice, other than in the event of emergencies, have the right to enter the Premises for any lawful reason and/or to undertake the following, without limitation: to inspect the Premises; to supply any service to be provided by Landlord to Tenant hereunder; to show the Premises to prospective purchasers; or to show the Premises to prospective tenants during the last nine (9) months of the Term; to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Premises or Project; to install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment or other facilities in the Premises or Project; to grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions affecting the Project; affix reasonable signs and displays; and, during the last nine (9) months of the Term, place signs for the rental of and show the Premises to prospective tenants, all without being deemed guilty of any eviction of Tenant and without abatement of Rent. Landlord may, in order to carry out any of the foregoing purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises unless caused by Landlord’s or its agents’ or employees’ gross negligence and willful misconduct. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or any eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

ARTICLE 16

UTILITIES AND SERVICES

Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fee which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess use of such utility service, or (ii) install a separate meter (at Tenant’s expense) to measure the utility service supplied to the Premises.

ARTICLE 17

BANKRUPTCY

If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty days from the date thereof, or if a receiver or trustee shall be appointed of Tenant’s property and the order appointing such receiver or trustee shall not be set aside or vacated within thirty days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Article 23 hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 17.

ARTICLE 18

INDEMNIFICATION

Except as caused by Landlord’s or its employees’ or agents’ gross negligence or willful misconduct, Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) any default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or (b) Tenant’s use of the Premises, the conduct of Tenant’s business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises or other portions of the Project. The foregoing indemnity obligation shall include, without limitation, any claim by any Tenant Party for any injury or illness caused or alleged to be caused in whole or in part by any furniture, carpeting, draperies, stoves or any other materials on the Premises. Subject to Landlord’s restoration obligations in Section 21 below, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever. The obligations of Tenant under this Article 18 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

ARTICLE 19

DAMAGE TO TENANT’S PROPERTY

Subject to Landlord’s restoration obligations in Section 21 below, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Project, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or from any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any damage caused by latent defect in the Premises or in the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment.

ARTICLE 20

TENANT’S INSURANCE

(a) Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

(i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage (“All-Risk”) and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Project including, without limitation, furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property in an amount not less than ninety percent (90%) of the full replacement cost thereof. This insurance policy shall also be upon direct or indirect loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises or Project in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

(ii) Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $5,000,000 Combined Single Limit, including umbrella/excess coverage, for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of premises and operation, independent contractors, contractual liability (covering the Indemnity contained in Section 18 hereof) and shall (1) name Landlord as an additional insured, and (2) contain a cross liability provision, and (3) contain a provision that “the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.”

(iii) Workers’ Compensation and Employer’s Liability insurance (as required by state law).

(iv) Rental loss insurance in an amount equal to all unpaid Rent which would be due for a period of twelve (12) months under the Lease. The amount of such rental loss insurance shall be increased from time to time during the Term as and when the Rent increases (including estimated increases in Additional Rent as reasonably determined by Landlord).

(v) Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all peril commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

(vi) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant or landlord would protect itself.

(b) All policies shall, be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of “A-” and a Financial Rating of “VIII” or better, as set forth in the most current issue of Bests Insurance Guide. Within ten days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty days prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with renewals or “certificates” thereof. All insurance policies required to be carried by Tenant covering the Premises, including but not limited to contents, fire, and casualty insurance, shall to the extent permitted by law expressly waive any right on the part of the insurer against the Landlord. The failure of any insurance policy to include such waiver clause or endorsement shall not affect the validity of this Lease.

(c) Landlord shall, as an Operating Expense, carry “All Risk” insurance covering the Premises and Project in an amount not less than ninety percent (90%) of the full replacement cost thereof.

ARTICLE 21

DAMAGE OR DESTRUCTION

21.1 Casualty. If the Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) in less than two hundred eighty (280) days; or (b) in more than two hundred eighty (280) days, in each case after the date of the casualty.

21.1.1 Less Than 280 Days. If the Premises should be damaged only to such extent that rebuilding or repairs can reasonably be completed within two hundred eighty (280) days after the date of casualty, this Lease shall not terminate and, provided that insurance proceeds are available to pay for the full repair of all damage, less retentions and deductibles, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged or unusable (i.e., the number of square feet of floor area of the Premises that is damaged or unusable compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unusable for Tenant’s purposes.

21.1.2 Greater Than 280 Days. If the Premises should be so damaged that rebuilding or repairs cannot be completed within two hundred eighty (280) days after the date of casualty either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall commence and prosecute to completion the repairs to the Premises, provided insurance proceeds are available to pay for the repair of all damage less retentions or deductibles (except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged or unusable (i.e., the number of square feet of floor area of the Premises that is damaged or unusable compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unusable for Tenant’s purposes.

21.1.3 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Premises which was damaged or destroyed shall exceed $100,000, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. Notwithstanding any other provisions hereof, if: (i) the Premises shall be damaged within the last year of the Lease Term; (ii) Tenant is required to vacate the Premises or the Premises are not usable by Tenant for the operation of its business because of such casualty and (iii) the Premises should be so damaged that rebuilding or repairs cannot be completed within one hundred twenty (120) days after the date of casualty, then either Landlord or Tenant shall have the right to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord or Tenant under this Article 21.

21.2 Uninsured Casualty. In the event that the Premises is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord the cost of repair exceeds $100,000 or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord’s option, in Landlord’s sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord’s expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant’s commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord’s estimated cost of such repairs not later than five (5) business days prior to Landlord’s commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within ten (10) business days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord’s final payment to Landlord’s contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord’s sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage.

21.3 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933, of the California Civil Code.

ARTICLE 22

EMINENT DOMAIN

22.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose (“Condemned”), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

22.2 Partial Condemnation. If any portion of the Premises is Condemned and such partial condemnation materially impairs Tenant’s ability to use the Premises for Tenant’s business as reasonably determined by Landlord, Landlord shall have the option in Landlord’s sole and absolute discretion of terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant’s ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably determined by Landlord.

22.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

22.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord’s property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises. A condemnation shall be deemed temporary if it lasts for a period of six (6) months or less.

ARTICLE 23

DEFAULTS AND REMEDIES

23.1 Event of Default. The occurrence of any one or more of the following events shall constitute a default (an “Event of Default”) hereunder by Tenant:

(i) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder when such payment is due, where such failure shall continue for a period of three (3) business days after written notice of such overdue Rent (pursuant to the notice specifications set forth in Article 7 above, or as may otherwise be required by law, if different than said notice specifications) is delivered from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions.

(ii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 23.1(a)(i) above or 23.1(iii) below which failure remains uncured for a thirty (30) day period after written notice of default from Landlord.

(iii) The failure by Tenant to deposit the additional Security Deposit as and when required by Sections 5(b) or (c) above.

(iv)(1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty days.

(v) The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord’s lender pursuant to this Lease.

(vii) Any failure of Tenant to comply with the terms of Section 49(b) hereof.

23.2. Remedies.

23.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

23.2.2 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord’s reasonable discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

23.2.3 Unpaid Rent/Sums Expended by Landlord. Landlord shall have all the rights and remedies of a landlord provided by Applicable Law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, (d) to the extent Landlord is not made whole by means of subclauses (a) through (c) above, then all unamortized free rent, if any, (e) to the extent Landlord is not made whole by means of subclauses (a) through (c) above, then any and all unamortized sums expended by Landlord for tenant improvements and leasing commissions, and (f) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default. The phrase “worth, at the time of award,” as used in (a) and (b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The items referenced in (d) and (e) shall be amortized on a straight line basis over the length of the Term of this Lease.

23.2.4 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession; and Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (“lessor” may continue the Lease in effect after “lessee’s” breach and abandonment and recover Rent as it becomes due, if “lessee” has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant’s account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Additional Rent; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Additional Rent under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, including without limitation attorney’s fees and costs, with interest at the Applicable Interest Rate from the date of such expenditure.

23.2.5 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.

ARTICLE 24

ASSIGNMENT AND SUBLETTING

24.1 Except as otherwise expressly permitted in this Section 24.5 below, Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s prior written consent. Except as otherwise expressly permitted in this Section 24.5 below, any assignment, encumbrance or sublease without Landlord’s prior written consent shall be voidable, at Landlord’s election, and shall constitute a default and at the option of the Landlord shall result in a termination of this Lease. No consent to assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this section. Tenant shall notify Landlord in writing of Tenant’s intent to sublease, encumber or assign this Lease. Where Landlord’s consent is required hereunder, Landlord shall, within fifteen (15) days of receipt of such written notice, elect one of the following:

(a) Consent to such proposed assignment, encumbrance or sublease;

(b) Refuse such consent, which refusal shall be on reasonable grounds;

(c) If Tenant desires to assign the Lease, recapture the entirety of the Premises; or

(d) If Tenant desires to sublease a portion of the Premises, recapture such part as Tenant desires to sublease.

24.2 As a condition for any assignment or sublease, fifteen (15) days prior to any anticipated assignment or sublease Tenant shall give Landlord and Landlord’s lender written notice (the “Assignment Notice”), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the ownership, and financial condition of the proposed assignee or sublessee, and the anticipated date of the sublease or assignment, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration of all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and where Landlord’s consent is required, Landlord may withhold consent to any assignment or sublease until such additional detail is provided to it. Further, where Landlord’s consent is required, Landlord may require that the sublessee or assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee.

24.3 The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from any liability or obligation hereunder whether or not then accrued. Tenant shall pay Landlord its reasonable attorneys’ fees and administrative costs incurred in connection with any assignment or sublease undertaken by Tenant hereunder not to exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) for such fees and costs. This section shall be fully applicable to all further sales, hypothecations, transfers, assignments and subleases of any portion of the Premises by any successor or assignee of Tenant, or any sublessee of the Premises.

24.4 As used in this section, the subletting of substantially all of the Premises for substantially all of the remaining term of this Lease shall be deemed an assignment rather than a sublease. Except as otherwise set forth in Section 24.5, the assignment, sale or transfer of a fifty percent (50%) interest or more (at once or in the aggregate) in Tenant shall be deemed an assignment requiring Landlord’s consent hereunder.

24.5 Landlord’s consent shall not be required and Landlord shall not have the right of recapture if Tenant desires to assign the Lease or sublease the Premises to any subsidiary or affiliate (in the event of an assignment of the Lease, a “Permitted Assignee”), provided that: (i) the remainder of this Article 24 is complied with; (ii) Tenant is not released from any liability or obligation hereunder; (iii) in the case of an assignment, the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this section shall be binding upon it as if it were the original Tenant hereunder; and (v) in the case of an assignment, the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant: (1) at the commencement of this Lease or (2) immediately before such assignment; whichever is greater.

24.6 Landlord’s consent to any assignment or sublease shall not be unreasonably conditioned, withheld or delayed. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed assignment or sublease where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent: (i) the proposed assignee or sublessee is of a character or reputation or engaged in a business which is not consistent with the quality of the Project; (ii) the proposed assignee or sublessee intended use of the Premises is not permitted under this Lease; (iii) the proposed assignee or sublessee is a governmental entity or agency; and/or (iv) the proposed assignee or sublessee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder (as such Rent is adjusted pursuant to Section 24.1), or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as Additional Rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant for the use of the Premises promptly after its receipt after deducting the following costs and expenses to the extent the same are reasonably and actually incurred by Tenant as third party out of pocket expenses and are for the assignment or sublease at issue: (i) Tenant’s cost of any new tenant improvements which are made pursuant to the terms of this Lease and which are market tenant improvements, (ii) market brokerage commissions, and (iii) legal fees. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this lease. For the purpose of this section, the Rent for each square foot of floor space in the Premises shall be deemed equal.

ARTICLE 25

SUBORDINATION; MORTGAGEE PROTECTION

25.1 Subordination. This Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord’s interest therein, the CC&Rs and all amendments thereto, all without the necessity of Tenant’s executing further instruments to effect such subordination, except that with respect to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust, so long as no Event of Default is occurring, such person shall agree not to disturb Tenant’s possession of the Premises under this Lease. If requested, Tenant shall execute and deliver to Landlord within ten (10) business days after Landlord’s request whatever documentation that may reasonably be required to further effect the provisions of this section including, without limitation, a Subordination, Nondisturbance and Attornment Agreement in such form as may be required by any such person. Should any holder of a mortgage or deed of trust request that this Lease and Tenant’s rights hereunder be made superior, rather than subordinate, to the mortgage or deed of trust, then Tenant will, within ten (10) business days after written request, execute and deliver such agreement as may be required by such holder in order to effectuate and evidence such superiority of the Lease to the mortgage or deed of trust provided that, so long as no Event of Default is occurring, the same provides for non-disturbance for Tenant’s benefit.

25.2 Attornment. Tenant hereby agrees that Tenant will recognize as its Landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust provided that so long as no Event of Default is occurring, such person shall agree not to disturb Tenant’s possession of the Premises under this Lease. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein provided the same provides for non-disturbance for Tenant’s benefit; provided, however, that no such beneficiary or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents.

25.3 Mortgagee Protection. Tenant agrees to give Landlord’s lender or any holder of any mortgage or deed of trust secured by the Project, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such lender or such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within forty-five (45) ) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such forty-five (45) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then Landlord’s lender or the holder of any mortgage or deed of trust shall have an additional ninety (90) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such ninety (90) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall Landlord’s lender or any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

25.4 SNDA. Landlord shall use commercially reasonable efforts to obtain from its present (and any future) lender a form of subordination, non-disturbance and attornment agreement reasonably satisfactory to Tenant, Landlord and such lender. If Tenant requests a subordination, non-disturbance and attornment agreement, then Tenant shall be responsible for the payment of all fees, if any, lender charges with respect to negotiating such subordination, non-disturbance and attornment agreement. If Landlord or its lender requests a subordination, non-disturbance and attornment agreement, then Landlord shall be responsible for the payment of all fees, if any, lender charges with respect to negotiating such subordination, non-disturbance and attornment agreement.

ARTICLE 26

ESTOPPEL CERTIFICATE

(a) Within ten (10) business days following any written request which Landlord or Landlord’s lender may make from time to time, Tenant shall duly execute (and if required by Landlord or Landlord’s lender, have such signature acknowledged) and deliver to Landlord and Landlord’s lender, an estoppel certificate in the form then in use by Landlord or its lender. Landlord and Tenant intend that any statement delivered pursuant to this Article 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein.

(b) Tenant’s failure to deliver such statement within such time shall be an Event of Default hereunder and shall be conclusive upon Tenant certifying:

(i) That this Lease is in full force and effect, without modification except as may be represented by Landlord,

(ii) That there are no uncured defaults in Landlord’s performance,

(iii) That not more than one month’s rental has been paid in advance; and

(iv) That Tenant has no right of offset, counterclaim or deduction against Rent hereunder.

If Landlord’s lender should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially and adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) business days after the receipt of Landlord’s notice, execute and deliver to Landlord the tendered Lease supplement. If Tenant fails to deliver to Landlord the tendered Lease supplement within ten (10) business days after receipt of Landlord’s notice, Tenant shall be deemed to have given Landlord a power of attorney to execute such supplement on behalf of Tenant.

ARTICLE 27

SIGNAGE

Tenant shall have the right to install the following signage: (i) lobby signage on the glass entrances to the Premises; (ii) Building signage; (iii) monument signage on the monument sign on West Java Drive to be installed pursuant to the Landlord Work Letter; and (iv) such signage inside the Premises as Tenant desires. All such signage (except for signage inside the Premises) shall be in such color, size, place and materials, as shall first have been approved by Landlord in writing. Tenant shall be solely responsible for obtaining and maintaining any and all permits, licenses and consents needed for Tenant’s signs and for paying any fees therefor. The installation, maintenance, manufacture, replacement, repair and replacement of all such signage shall be at Tenant’s sole cost and expense (except as otherwise set forth in the Work Letter). Tenant shall be required, at its sole expense, the termination or expiration of this Lease, to remove such signage and repair all damage resulting from the installation or removal of such signage.

Tenant shall maintain such signs it installs in good condition and repair and remove such signs and restore and repair any damage by the expiration or sooner termination of the Lease Term.

ARTICLE 28

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and marked EXHIBIT D, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations.

ARTICLE 29

CONFLICT OF LAWS

This Lease shall be governed by and construed pursuant to the laws of the State of California.

ARTICLE 30

SUCCESSORS AND ASSIGNS

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

ARTICLE 31

SURRENDER OF PREMISES

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases and subtenancies.

ARTICLE 32

ATTORNEYS’ FEES

(a) If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

(b) If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys’ fees.

ARTICLE 33

PERFORMANCE BY TENANT

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder or if Tenant shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Article 23 hereof.

ARTICLE 34

MORTGAGEE PROTECTION

In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure or by means of an appointment of a receiver, if such should prove necessary to effect a cure.

ARTICLE 35

DEFINITION OF LANDLORD

The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed so long as the Security Deposit (to the extent not so applied in accordance with the Lease) is transferred to the new Landlord. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 36

WAIVER

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant or any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Without limiting the generality of the foregoing, the acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Tenant agrees and acknowledges that the foregoing provides actual and sufficient knowledge to Tenant, pursuant to California Code of Procedure Section 1161.1(c), that acceptance of a partial rent payment by Landlord does not constitute a waiver of any of Landlord’s rights under said Section 1161.1(c).

ARTICLE 37

IDENTIFICATION OF TENANT

If more than one person executes this Lease as Tenant:

(i) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

(ii) The term “Tenant” as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice to refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

ARTICLE 38

PARKING

Tenant shall be entitled to the exclusive use of all parking on the Project. Tenant may designate five (5) parking spaces at the entrance to the Premises as “visitor parking”. Landlord is not responsible for damage by water, fire, or defective brakes, or parts, or for the act of omissions of others, or for articles left in the car. Landlord is not responsible for loss of use of the parking areas.

ARTICLE 39

TERMS AND HEADINGS

The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

ARTICLE 40

EXAMINATION OF LEASE

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

ARTICLE 41

TIME

Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

ARTICLE 42

PRIOR AGREEMENT: AMENDMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

ARTICLE 43

SEPARABILITY

Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, any such other provisions shall remain in full force and effect

ARTICLE 44

RECORDING

Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

ARTICLE 45

CONSENTS

Unless otherwise specified herein, whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld. Tenant shall pay Landlord immediately upon demand all of Landlord’s reasonable fees and administrative costs incurred in connection with evaluating any request by Tenant (or on behalf of Tenant) for any Landlord consent.

ARTICLE 46

LIMITATION ON LIABILITY

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) The sole and exclusive remedy shall be against the Landlord’s interest in the Project and any income from the Project (it being understood that the foregoing is not intended as an off-set right by Tenant without a court order specifically providing for such off-set as a result of a judgment obtained by Tenant against Landlord);

(b) No partner, member, shareholder, officer, agent or employee of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

(c) No service or process shall be made against any partner, member, shareholder, officer, agent or employee of Landlord (except as may be necessary to secure jurisdiction of Landlord);

(d) No partner, member, shareholder, officer, agent or employee of Landlord shall be required to answer or otherwise plead to any service of process;

(e) No judgment will be taken against any partner, member, shareholder, officer, agent or employee of Landlord;

(f) Any judgment taken against any partner, member, shareholder, officer, agent or employee of Landlord may be vacated and set aside at any time nunc pro tunc;

(g) No writ of execution will ever be levied against the assets of any partner, officer, agent or employee of Landlord;

(h) These covenants and agreements are enforceable both by Landlord and also by any partner, officer, agent or employee of Landlord.

ARTICLE 47

RIDERS

Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

ARTICLE 48

EXHIBITS

All Exhibits attached hereto are incorporated into this Lease.

ARTICLE 49

MODIFICATION FOR LENDER; FINANCIAL INFORMATION

(a) If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

(b) Prior to the date hereof, Tenant has delivered certain Financial Information (as hereinafter defined) to Landlord and Landlord has relied to a material extent on such financial information in agreeing to lease the Premises to Tenant. Tenant represents, warrants, certifies and covenants to Landlord that: (i) all of the financial information (other than future projections, if any) (collectively, “Financial Information”) delivered by Tenant to Landlord prior to the date hereof is true, correct and complete in all material respects as of the date of such Financial Information; (ii) the Financial Information accurately represents the financial condition of the Tenant as of the date of such Financial Information; (iii) if Tenant delivered unaudited Financial

Information to Landlord, then Tenant does not have any audited financial statements for the three (3) calendar and/or fiscal years preceding the date hereof; (iv) the Financial Information was prepared using generally accepted accounting principles consistently applied; and (v) Tenant has delivered to Landlord all material information in Tenant’s possession and/or control concerning the financial condition of Tenant. Tenant shall at its own cost and expense, upon any written request by Landlord (not to exceed one (1) request every calendar quarter), deliver to Landlord true, correct and complete copies of Tenant’s then most recent Financial Information, and if available, such Financial Information delivered to Landlord shall have been audited and if audited Financial Information is not so available, then certified as true, correct and complete by a financial officer of Tenant. Any failure by Tenant to deliver its then most recent financial Information within ten (10) business days (which shall be in lieu of any grace period set forth herein, if any) after a written request by Landlord to Tenant or if any Financial Information delivered by Tenant to Landlord is not true, correct and complete as of the date of such Financial Information shall in either case be an Event of Default by Tenant hereunder. Tenant agrees and acknowledges that notwithstanding anything to the contrary set forth in this Lease, under no circumstances shall Tenant be afforded any notice and/or cure rights with regards to any Financial Information that is not true, correct and complete in all material respects as of the date of the Financial Information. Landlord will keep all Financial Information confidential except that Landlord may share such information with its investors, partners, members, accountants, advisors and consultants, so long as the same agree to maintain the confidentiality of such information, and with prospective purchasers, so long as the same agree to maintain the confidentiality of such information and with prospective lenders, so long as the same are advised of the confidential nature of such Financial Information.

ARTICLE 50

SATELLITE

(a) Landlord consents to the Tenant installing, maintaining and operating a wi-fi access point and bridge (collectively, “Equipment”), of a size, weight, design and shape reasonably approved by Landlord, on the roof of the Premises for the purpose of transmitting and/or receiving microwave or radio signals, in a manner consistent with Tenant’s business. Installation shall be designed and supervised by a duly registered and qualified professional engineer or architect approved by the Landlord in its reasonable discretion. The installation shall be actually fastened (bolted, welded or otherwise positively anchored, not ballasted) to the structure and properly flashed to the roof membrane with all necessary work to preserve the roof integrity and any warranties. Tenant shall not, however, penetrate the roof in the installation of the Equipment. The location of the Equipment and any appurtenances thereto shall be at the Landlord’s reasonable discretion and such location shall be subject to relocation at the option of the Landlord at any time, at the Tenant’s sole cost and expense.

(b) Tenant shall not be permitted to assign or sublet the Equipment installation and operation rights to any other party except in connection with an assignment of this Lease. The right to operate the Equipment shall expire upon the expiration of the Term or the earlier termination of this Lease.

(c) If, the Landlord’s Direct Expenses increases as a result of the installation and operation of the Equipment, the Tenant shall pay for all such increases each year as Additional Rent. The Tenant will have no right to an abatement or reduction in the amount of Rent if for any reason the Tenant is unable to use the Equipment.

(d) Tenant shall submit all specifications of the Equipment to the Landlord for approval, in its reasonable discretion. Consent of Landlord shall not constitute any representations or warranty by the Landlord that such alterations are feasible, advisable, accurate or sufficient or that the Tenant will be granted permits for construction or operation by appropriate governmental authorities, or that the resulting premises shall be safe, habitable or tenantable, or fit for Tenant’s purposes. Tenant’s installation contractor for the Equipment shall be subject to Landlord’s prior reasonable review and approval and such contractor must provide evidence of insurance reasonably satisfactory to the Landlord prior to installation. Tenant’s contractors and subcontractors must comply with all Rules and Regulations in effect, including but not limited to rules relating to the use of elevators, tool storage and removal of debris. Upon installation of the Equipment, Landlord has the right to inspect such Equipment in order to verify that such installation and the Equipment complies with the approvals previously given by the Landlord. If such inspection reveals any deviation from Landlord’s prior approvals, Landlord may require that Tenant immediately conform the Equipment to the approved specifications.

(e) Landlord agrees to allow Tenant to utilize electricity in the Premises for the purposes of operating the Equipment. However, the proposed connection of electricity and location of the electric cables on the roof and throughout the Premises shall be subject to the Landlord’s prior review and approval.

(f) Any future installations or changes in the Equipment or any cables shall be subject to all the conditions and restrictions for original installation of the Equipment as set forth herein, and shall be subject to Landlord’s prior approval.

(g) Landlord reserves the right to install any other equipment to be installed, maintained and operated on the roof and in the Building. Landlord shall have the right to do maintenance, repairs and remodeling to the Premises and roof space at any time without Tenant’s prior approval and may require Tenant to temporarily remove the Equipment at Tenant’s sole cost. Operation of the Equipment by the Tenant shall not interfere with the use or operation of any communications equipment on, in or about the Premises, by Landlord or any third party.

(h) In the event that Tenant desires to run any cable through the Premises in connection with the installation and maintenance of the Equipment, Tenant agrees to submit work drawings to the Landlord specifying the following: (a) the locations throughout the Premises where the cable will be located; (b) the manner in which the cabling will be run through the Premises; (c) the communications closets, if any, which will be utilized in installing and maintaining such cabling; (d) the amount of cable which will be required to be utilized; and (e) the type of cable which will be utilized. Said work drawings are subject to Landlord’s approval and Tenant shall not install any cabling or perform any work until such work drawings have been approved by the Landlord. Additionally, Tenant agrees that all cable shall be shielded cable, that the cable coating shall comply with all applicable fire codes and is properly labeled so that it can be identified by the Landlord, Landlord’s agents or third parties. If at any time under the provisions herein Tenant is required to remove the Equipment or cabling from the Premises and Tenant is unable or unwilling to do so or the Tenant does not promptly repair damage to the roof, Premises or its contents occasioned by the installation, maintenance or operation of the Equipment, Landlord may after ten (10) days’ notice (without regard to any other notice and cure rights) remove or repair same and charge Tenant for the cost of said removal and/or repairs.

(i) Tenant acknowledges that the Landlord has made no representations or warranties to the Tenant that the Equipment is permitted under the applicable zoning ordinances. Tenant represents and warrants to the Landlord that it has ascertained that the Equipment and installation thereof is so permitted under the applicable zoning laws, including but not limited to any zoning laws relating to height restrictions.

(j) Tenant further warrants that Tenant shall, at its sole cost and expense, obtain any and all governmental licenses and permits necessary, not only to install said Equipment, but also to operate said Equipment as herein contemplated, and that if it fails to do so, Landlord may require Tenant to remove the Equipment at Tenant’s sole cost and expense

(k) The Landlord, at its sole option, may require the Tenant at any time prior to the expiration of this Lease, to immediately terminate the operation of the Equipment if it is (i) causing physical damage to the structural integrity of the Premises, (ii) causing a safety hazard, (iii) interfering with any other service provided by the Premises. If the Tenant promptly corrects the item(s) in i-iii caused by the Equipment to the Landlord’s satisfaction, the Tenant may restore its operation. If, the Tenant is unable or unwilling to correct that item(s) in i-iii caused by the Equipment to the Landlord’s satisfaction, Landlord, in its sole discretion, may require Tenant to remove the Equipment at Tenant’s own cost and expense.

(1) Tenant shall not in any manner deface, injure, or damage the roof of the Premises, or any portion of the Premises and will pay the cost of repairing any damage or injury to the roof, the Premises, or any part thereof by the Tenant, its agents or employees. Tenant shall ensure that all work performed by Tenant shall preserve the work integrity of the roof and shall not void any warranties. Upon expiration or sooner termination of this Lease Tenant shall promptly remove the Equipment and repair any damages caused by such removal and restore the roof, Premises and its contents to the condition it was in prior to the installation of the Equipment. Additionally, at the option of the Landlord, Landlord shall either (i) retain ownership of all cables running through the Premises, or (ii) require Tenant, at Tenant’s sole cost and expense, to remove such cables, repair any damage caused by such removal, and restore those portion of the Premises utilized to the condition they were in prior to the installation of the cable. Landlord may require Tenant to screen the Equipment in a fashion reasonably acceptable to Landlord.

ARTICLE 51

HAZARDOUS MATERIALS

Tenant, at its sole cost, shall comply with any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises or the Project (“Environmental Laws”). If Tenant does store, use or dispose of any “Hazardous Materials” (as hereinafter defined), Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises. As used herein, “Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency’s “Refrigerant Recycling Rule,” as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. Tenant shall not cause nor permit, nor allow any Tenant Party to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Tenant and Tenant’s Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant’s or any Tenant Party’s occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase “environmental condition” shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord’s election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless

Landlord and Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, along with the successors and assigns of the foregoing, (individually and collectively, “Indemnitees”) from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or any Tenant Party’s breach of this Article 51 or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s activities, or failure to act, in connection with the Premises. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant hereto. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

ARTICLE 52

COUNTERPARTS

This Lease may be executed in two or more fully or partially executed counterparts, any one or more of which may be executed and delivered by facsimile transmission, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

ARTICLE 53

FORCE MAJEURE

As used herein, a “Force Majeure” event shall mean any acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, fire, earthquake, unavoidable casualty or other similar causes beyond Landlord’s control. It is expressly agreed that Landlord shall not be obliged to settle any strike to avoid a Force Majeure event from continuing.

ARTICLE 54

WAIVER OF RIGHT TO TRIAL BY JURY

EACH PARTY TO THIS LEASE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LEASE MAY FILE AN ORIGINAL

COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE A REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS LEASE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

ARTICLE 55

CONFIDENTIALITY

The terms of this Lease (collectively, the “Confidential Information”) are confidential and proprietary information, the disclosure of which may cause irreparable harm to the Landlord. Accordingly, Tenant represents that it has not and covenants that it will not and will direct its shareholders, partners, directors, officers, agents, advisors, brokers, attorneys, consultants, affiliates, sublessees and assignees (collectively, “Tenant Party”) not to disclose any Confidential Information within twenty-four (24) months of the Commencement Date, except to a Tenant Party that has been advised of the terms of this Article and which agrees to be bound by the terms of this Article or as is required by law. Landlord recognizes and agrees that any disclosure required by the SEC through a S-1 filing is not a violation of this Article. Tenant covenants that any assignment of this Lease, any sublease for all or any portion of the Premises and/or any agreement with Tenant’s brokers shall provide for a confidentiality covenant substantially similar to the terms of this Article 55 and that such assignee, sublessee and broker, as applicable, shall preserve the confidential nature of the Confidential Information. Any breach by Tenant or any Tenant Party shall be an Event of Default hereunder. The covenants contained in this Article 55 will survive the assignment of this Lease by Tenant performed in the first twenty-four (24) months of the Lease Term and/or any termination of this Lease for any reason within the first twenty-four (24) months of the Lease Term.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:	Address:

RP/ PRESIDIO JAVA OWNER, L.L.C., a Delaware limited liability company	David Olson Parkway Properties, Inc. 6700 Koll Center Parkway, Suite 150 Pleasanton, CA 94566 Phone: 925/426-0909 FAX: 925/426-8244
By: /s/ Ron J. Hoyl
Name: Ron J. Hoyl
Its: Vice President

And with respect to any notice of default, any notice of assignment, sublease or any other legal notice to the following as well:

c/o Rockpoint Group, L.L.C. Woodlawn Hall at Old Parkland 3953 Maple Avenue, Suite 300 Dallas, Texas 75219 Attn: General Counsel

TENANT:	Address:

RUCKUS WIRELESS, INC., a Delaware corporation	Prior to the Commencement Date: Ruckus Wireless, Inc. 880 West Maude Avenue, Suite 101 Sunnyvale, CA 94085 Attn: CFO After the Commencement Date: At the Premises
By: /s/ Selina Lo
Name: Selina Lo
Its: CEO
By: /s/ Seamus Hennessy
Name: Seamus Hennessy
Its: CFO
[Must be signed by two officers of Tenant]	And in both respects, with respect to any notice of default, any request for an estoppel or any request for a subordination, non-disturbance and attornment agreement, to the following as well:

Cooley LLP 5175 Hanover Street Palo Alto, CA 94304-1130 Attn: Eric Jensen

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel One, as shown upon that certain Map entitled, “PARCEL MAP CONSISTING OF ONE SHEET AND BEING A MERGER OF PARCELS 1 AND 2 AS SHOWN ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 347 OF MAPS, PAGE 31 SANTA CLARA COUNTY RECORDS, AND LYING ENTIRELY WITHIN THE CITY OF SUNNYVALE, CALIFORNIA”, which map was filed in the office of the Recorder of the County of Santa Clara, State of California, on May 25, 1984 in Book 529 of Maps at page 34.

EXCEPTING THEREFROM that portion conveyed to the Santa Clara County Transit District in Deed recorded on April 8, 1997 in Instrument No. 13664365, of Official Records and in Correction Deed recorded August 29, 2002 in Instrument No. 16447703, of Official Records, described as follows:

BEGINNING at the point of intersection of the centerlines of Borregas Avenue (33.00 foot half street) and Java Drive (50.00 foot half street) as said centerlines are shown on said Parcel Map, thence Westerly along said centerline of Java Drive North 74° 15’ 07” West 82.99 feet; thence leaving said centerline of Java Drive and proceeding Southerly at right angles South 15° 44’ 53” West 50.00 feet to a point on a curve on the Southerly line of said Java Drive and the TRUE POINT OF BEGINNING of this description; thence along said Southerly line of Java Drive from a tangent bearing of South 74° 14’ 44” East and along said curve concave Southwesterly with a radius of 50.00 feet through a central angle of 56° 47’ 40” and an arc length of 49.56 feet to a point of cusp with a curve concave Southwesterly with a radius of 54.00 feet; thence leaving said Southerly line of Java Drive from a tangent bearing of North 25° 06’ 45” West along the last said curve (With a radius of 54.00 feet) through a central angle of 50° 11’ 28” and an arc length of 47.30 feet; thence North 15° 40’ 42”. East 3.96 feet to the TRUE POINT OF BEGINNING.

APN: 110-35-011

EXHIBIT B

WORK LETTER (FOR TENANT IMPROVEMENTS)

This work letter (“Work Letter”) shall set forth the terms and conditions relating to the construction of the tenant improvements (the “Tenant Improvements”) by Landlord in the Premises.

SECTION 1: CONSTRUCTION OF WORK BY LANDLORD

1.1 Landlord and Tenant hereby acknowledge and agree that the Work Letter has been prepared jointly by both parties, that the Work Letter sets forth the details of all improvements to be constructed by Landlord in the Premises prior to the Commencement Date and that Landlord shall not be required to perform any improvements to the Premises other than the Tenant Improvements.

1.2 Landlord and Tenant shall agree upon one general contractor from a list of several general contractors proposed by Landlord. Landlord shall bid the major trades to at least three (3) subcontractors selected by Landlord. Landlord shall select such subcontractors as reasonably approved by Tenant for the construction of the Tenant Improvements. Tenant shall cooperate with Landlord in the construction and supervision of the Tenant Improvements and shall not interfere with the same.

1.3 All Work shall be deemed Landlord’s property under the terms of the Lease and shall revert to Landlord upon termination of the Lease for any reason, it being understood and agreed that Tenant shall have no ownership interest whatsoever in the Tenant Improvements.

1.4 Tenant has designated Rose Sillar (phone number: (650) 265-4207, facsimile number: (408) 716-2485, email address: rsillar@ruckuswireless.com) as its sole representative with respect to the matters set forth in this Exhibit, who, until further notice to Landlord which such notice shall state the replacement individual’s name, phone number, facsimile number and email address to be effective), shall have full authority and responsibility to act on behalf of the Tenant as required in this Exhibit.

1.5 Landlord has designated Dave Olson of Parkway Properties as its sole representative with respect to the matters set forth in this Exhibit, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Exhibit.

SECTION 2: TENANT CASH ALLOWANCE

2.1 Subject to Section 2.2 below, Tenant shall be entitled to a one-time Tenant allowance in the amount of up to, but not exceeding, Thirty and No/100 Dollars per foot (equaling Two Million Eight Hundred Ninety Two Thousand Four Hundred Fifty and No/100 Dollars ($2,892,450.00) (the “Construction Allowance”) for the costs relating to the Tenant Improvements. Tenant acknowledges that Landlord shall apply the Construction Allowance to the cost of the Plans and Specifications, Working Drawings, Final Working Drawings,

architectural fees, engineering fees and permits and licenses and such other hard and soft costs incurred by Landlord in performance of the Tenant Improvements, including, without limitation, to cause the interior of the Premises to be in compliance with all Applicable Laws. In no event shall Landlord be obligated to make disbursements with respect to the Tenant Improvements pursuant to the Lease in a total amount which exceeds the Construction Allowance.

2.2 So long as no Event of Default shall have occurred, Tenant shall have the right to request that Landlord provide an additional allowance in the amount of up to, but not exceeding, Fifteen and No/100 Dollars ($15.00) per foot (equal to One Million Four Hundred Forty Six Thousand Two Hundred Twenty Five ($1,446,225.00) (the “Additional Construction Allowance”), which would be fully amortized over the Lease Term at eight percent (8%) interest. As a condition precedent to Landlord’s obligation to provide the Additional Construction Allowance, Landlord and Tenant would need to enter into a new lease, on the exact terms and conditions set forth herein, except that the Base Rent table shall be adjusted to take into account such amortization, the Security Deposit shall be increased to One Million One Hundred Twenty Thousand and No/100 Dollars ($1,120,000.00) and with any other factual changes that may be necessary. As used in this Work Letter, the term Construction Allowance shall include the Additional Construction Allowance if the same is available to Tenant pursuant to this Section 2.3.

2.3 Landlord and Tenant acknowledge that the cost of the Tenant Improvements may exceed the Construction Allowance. Tenant shall be responsible for the cost of the Tenant Improvements to the extent they exceed the Construction Allowance (“Overage”). Landlord shall prepare a good faith determination of the total cost of the Tenant Improvements (“Estimated Overage”) and Tenant shall, not later than five (5) business days after receipt by Tenant from Landlord of such determination (with reasonable evidence therefore), deposit with Landlord twenty percent (20%) of the amount of the Overage and shall then pay to Landlord each month the percent of the monthly payments to be made by Landlord that corresponds to the percent the Overage is to the construction costs amount as set forth in Landlord’s monthly invoice to Tenant for such payment. If Tenant fails to pay any amount as and when due under this Section 2.3, then Landlord shall have the right to cease work on the Tenant Improvements and/or to pay such amount due, in which event Tenant shall be obligated to reimburse Landlord for such amount together with interest thereon at the Default Rate. The twenty percent (20%) prepayment will be applied to the last payments due from Tenant to Landlord. Any unused portion of the Construction Allowance shall not be disbursed to Tenant. Landlord shall be entitled to a two and one half percent (2.5%) construction supervision fee of the total cost of the Tenant Improvements, which such fee shall be deducted from the Construction Allowance.

2.4 Landlord and Tenant shall approve of the initial general contractor subcontractor bids for the Tenant Improvements, in each party’s reasonable discretion. Tenant shall not have the right to approve of any change order(s) to the bids.

SECTION 3: PROCEDURES FOR APPROVAL OF PLANS

3.1 Landlord and Tenant hereby acknowledge the following: (a) that each intends that this Work Letter be comprised of construction plans and specifications, drawings and details for build-out of the Premises in one (1) phase (the “Working Drawings”), (b) that, as of the date of this Lease, the initial plans (“Plans”) attached hereto as Schedule 1 set forth the preliminary agreement between Landlord and Tenant concerning the Tenant Improvements; (c) that, as of the date of this Lease, the Working Drawings are not complete, and (d) that the performance of the Tenant Improvements cannot proceed in a timely manner for the mutual benefit of Landlord and Tenant unless this Lease is executed and delivered by the parties hereto and until Working Drawings are prepared and approved by Landlord and Tenant.

3.2 Landlord agrees that so long as Tenant is not in default under the Lease and performs its obligations under Section 3.4 of this Work Letter, Landlord shall deliver to Tenant within thirty (30) day after mutual execution and delivery of this Lease, the materials which Landlord considers to be the Working Drawings, based upon the Plans. Within three (3) business days after Tenant receives the Working Drawings, Tenant shall approve in writing or deliver to Landlord any specific changes to, deletions from or additions to the Working Drawings (the “Change”) which (i) Tenant considers to be necessary in order for such materials to comply with the Plans and (ii) are consistent with the terms of Section 3.3 below. Landlord shall have five (5) business days to review the Change and either approve or disapprove of such Change pursuant to the terms set forth in Section 3.3 below. In the event Landlord approves any Change, Landlord shall revise the Working Drawings to include the approved Change and deliver the revised Working Drawings to Tenant. Within three (3) business days after Tenant receives the revised Working Drawings, Tenant shall approve the same and provide Landlord with written evidence of such.

3.3 In the event that Tenant requests any Change to the Working Drawings prior to Landlord commencing performance of the Tenant Improvements, Landlord shall incorporate in the Working Drawings such Change provided that the Change, in the aggregate, (i) does not create a Design Problem (as hereinafter defined), (ii) does not constitute a deviation from the scope of the improvements or a material deviation from the standards of the improvements, as described in this Work Letter and/or as set forth in the Plans and/or as set forth in the Working Drawings (or as further refined or otherwise made more specific in subsequent Working Drawings), (iii) is reasonably approved by Landlord, and/or (iv) does not require Landlord to amend its application for a building permit (if one was filed) or requires Landlord to file a building permit (if none was required to be filed prior to the making of such Change). “Design Problem” shall mean any (i) damage to or material adverse effect on the structural components of the Building; (ii) damage to or material adverse impact (such as an impact which will prevent, or impair in any material respect, meeting the design criteria for any such system) on the operation of any systems serving the Building and/or Premises; (iii) non-compliance with any applicable laws, rules and regulations; or (iv) material adverse effect on the exterior appearance of the Premises.

3.4 Tenant agrees to respond to any written request from Landlord for information required to complete the Working Drawings or Tenant’s approval of materials prepared to be incorporated into the Working Drawings within five (5) days from the date of any such request. Time shall be of the essence as to each of the timing provisions in this Work Letter. To the extent that Tenant shall fail to respond in writing with any such Change within five (5) days after receiving each respective set of Working Drawings, the Working Drawings as delivered to Tenant, shall be deemed approved by Landlord and Tenant as constituting the Work Letter for all purposes under the Lease.

3.5 Upon approval in writing by both Landlord and Tenant of the Working Drawings, such materials shall constitute the final Working Drawings (the “Final Working Drawings”). The Final Working Drawings shall be not be changed without Landlord’s approval, in Landlord’s reasonable discretion. Subject to the provisions of Section 3.6 below, the procedures set forth in Section 3.2 shall apply until Final Working Drawings have been achieved.

3.6 If for any reason Working Drawings are not achieved within thirty (30) days after Landlord has first delivered its draft of the Working Drawings to Tenant, then the last set of Working Drawings presented by Landlord to Tenant shall be deemed to be the Final Working Drawings.

3.7 As part of Landlord’s approval of the Final Working Drawings, Landlord shall advise Tenant if Landlord requires any Tenant Improvements to be removed and the Premises restored to the condition it was in prior to the installation of the Tenant Improvements; provided, however, that Landlord hereby approves of the lay-out of the Premises and Landlord may not require the removal of any interior partitions. In addition, so long as Tenant uses standard construction materials, Landlord may not require Tenant to remove such standard construction materials.

SECTION 4: COMPLETION OF WORK

4.1 Landlord shall deliver the Premises to Tenant vacant of all occupants and personal property, clean and free of debris, with all carpets clean, all lighting (inclusive of ballasts) in good working order, and with all building systems (e.g. mechanical, HVAC, electrical, plumbing, and roof) in good operating condition and repair, except to the extent Tenant has modified any building system. In connection with the foregoing, any existing HVAC units that are in need of repair or replacement to comply with the foregoing sentence shall be replaced or repaired prior to the Commencement Date in accordance with Schedule 2 attached hereto; provided, however, that Tenant acknowledges that the distribution of HVAC inside of the Premises shall be a part of the Tenant Improvements and paid for with the Construction Allowance. In addition, Tenant shall be responsible at its sole cost and expense to install the wiring for the HVAC control units. Tenant shall have one hundred eighty (180) days following the Commencement Date (“Landlord Repair Period”) to provide written notice to Landlord if any of the foregoing building systems are not in good working order and Landlord shall commence and complete the necessary repairs in a timely manner. If Tenant does not provide such written notice as and when required hereunder, it shall be conclusively established that the foregoing are in satisfactory condition from and after such one hundred eighty (180) day period. The costs incurred by Landlord in complying with this Section 4.1(a) shall be paid for by Landlord and shall not be deducted from the Construction Allowance. Landlord makes no representations or warranties of any kind with respect to the construction of the Tenant Improvements, except as otherwise set forth in this Section 4.1.

4.2 Landlord shall not be responsible to Tenant for any loss of or damage to any Tenant’s property installed or left in the Premises or such other space within the Project during the completion of the Tenant Improvements. prior to completion of Tenant’s Work or at any time thereafter during the entire Term.

4.3 Any additional costs and expenses incurred by Landlord arising by reason of any failure of Tenant to comply with the provisions of this Work Letter and/or any modifications to the Final Working Drawings, including, without limitation, increased fees which Landlord may be required to pay for architectural, engineering and other similar services, any additional construction costs, including costs of change orders, and any and all other costs, expenses and/or damages incurred or suffered by Landlord by reason thereof, including any delays in Landlord’s construction of the Premises caused by Tenant’s failure to comply with the provisions of this Work Letter, shall be at the sole cost and expense of Tenant.

4.4 Landlord shall obtain, as part of the Construction Allowance, the permits, licenses and other approvals required for the Tenant Improvements. Tenant shall, at Tenant’s sole cost and expense, obtain all permits, licenses and other approvals required for Tenant’s particular use of the Premises.

4.5 The Premises shall be deemed to be “Substantially Complete” on the earliest of the date on which: (1) Landlord files or causes to be filed with the City of Sunnyvale (the “City”), if required, and delivers to Tenant an architect’s notice of substantial completion, or similar written notice that the Premises are substantially complete, (2) Tenant first occupies all or any portion of the Premises, or (3) a certificate of occupancy (or a reasonably substantial equivalent such as a sign off from a Building inspector or a temporary certificate of occupancy) is issued for the Premises. Substantial Completion shall have occurred even though the Punch List Items remain to be completed by Landlord.

4.6 As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Tenant Improvements that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Plans, the Working Drawings and/or the Final Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Plans, the Working Drawings and/or the Final Drawings, (c) because Tenant fails to attend any meeting with Landlord, the architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Plans, the Working Drawings and/or the Final Drawings, or in connection with the performance of the Tenant Improvements, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (e) Tenant fails to deposit any Overage with Landlord as and when required hereunder.

4.7 Landlord shall assign to Tenant any warranties obtained by Landlord for the Tenant Improvements and Tenant shall be responsible for enforcing the terms of any such warranties.

4.8 Tenant shall have a period of thirty (30) days following Substantial Completion to conduct a walkthrough of the Premises with Landlord’s representative to establish a punch list of items (“Punch List Items”) to be completed by Landlord within thirty (30) days thereafter, provided, however, that if Landlord is unable, despite using its commercially reasonable efforts to complete such Punch List Items within such thirty (30) day, then Landlord shall be afforded such additional time as is reasonably necessary to allow Landlord to complete such Punch List

Items, provided that Landlord is diligently prosecuting the same. The Punch List Items shall be limited to those components of the Tenant Improvements set forth in the Final Working Drawings (as defined in the Work Letter) which were not completed as of the Commencement Date.

Schedule 1

Initials Plans

[See Attached]

317 CUBES + 17 CONFERENCE ROOMS + 16 OFFICES + 4 VISITOR OFFICES

1 SPACE PLAN

aai

architecture + interior design

1034 The Alameda
San Jose, California 95126

4301 Hacienda Drive, Suite 480
Pleasanton, California 94588

www.aaidesign.com

RUCKUS

350 JAVA DRIVE
SUNNYVALE, CA

SPACE PLAN

SP-1

Schedule 2

HVAC Work

[See Attached]

JOB SITE: 350 W. JAVA DRIVE SUNNYVALE

UNIT NO	MFG MAKE	CAPACITY	TYPE	STATUS	MODEL NO.	SERIAL NO.	FILTERS	BELTS
AC 1	CARRIER	4	GAS ELECTRIC	REPLACE	48LD04600	0784G95145	(2) 20X25X1	DD
AC 2	CARRIER	4	GAS ELECTRIC	REPAIR	48LD004600	0784095144	(1) 20X25X1	
							(1) 18X25X1	DD
AC 3	CARRIER	7.5	GAS ELECTRIC	REPLACE	48HD008610	1784G05280	(2) 20X25X1	(1) A45
							(2) 16X20X1	
AC 4	CARRIER	5	GAS ELECTRIC	REPAIR	48HD006610	17844C05275	(2) 20X20X1	(1) A45
AC 5	CARRIER	5	GAS ELECTRIC	REPLACE	48LD006600	1384G04146	(2) 20X25X1	DD
AC 6	CARRIER	7.5	GAS ELECTRIC	REPLACE	48LV008600	2284G09	(2) 20X25X1	(1) A44
							(2) 16X20X1	
AC 7	CARRIER	7.5	GAS ELECTRIC	REPAIR	48HLD08600	1784G95988	(2) 20X25X1	(1) AX46
							(2) 16X20X1	
AC 8	CARRIER	7.5	GAS ELECTRIC	REPLACE	48LV008600	2284G09897		
AC 9	CARRIER	10	GAS ELECTRIC	REPAIR	48DP012	R495227		
AC 10	CARRIER	10	GAS ELECTRIC	REPLACE	48DP012	R495238	(4) 16X25X2	(1) A41
							(2) 16X20X2	
AC 11	CARRIER	20	COOLING ONLY W/ELECT HEAT	REPLACE	50DF024620	U498649	(8) 20X25X2	(2) 3VX750
							(6) 16X25X2	
AC 12	CARRIER	20	COOLING ONLY W/ELECT HEAT	REPLACE	50DF024620	U498647	(12) 16X25X2	(2) 3VX750
							(9) 20X25X2	
AC 13	CARRIER	20	COOLING ONLY W/ELECT HEAT	REPLACE	50DF024620AA	U?	(6) 16X25X2	(2) 3VX750
							(8) 20X25X2	
AC 14	CARRIER	20	COOLING ONLY W/ELECT HEAT	REPLACE	50DF024620AA	?	(12) 16X25X2	(2) 3VX750
							(9) 20X25X2	
AC 15	CARRIER	30	COOLING ONLY W/ELECT HEAT	REPLACE	50DF034620AA	U489991	(12) 16X25X2	(2) 3VX750
							(9) 20X25X2	
AC 16	CARRIER	20	COOLING ONLY W/ELECT HEAT	REPLACE	50DF24620AA	?	(12) 16X25X2	(2) 3VX750

THERMA

JOB SITE: 350 W. JAVA DRIVE SUNNYVALE

UNIT NO	MFG MAKE	CAPACITY	TYPE	STATUS	MODEL NO.	SERIAL NO.	FILTERS	BELTS
							(9) 20X25X2	
AC 17	CARRIER	5	GAS ELECTRIC	REPLACE	48LD006600	1884G04148	(1) 20X25X2	
							(1) 16X25X2	
AC 18	CARRIER	5	NO NAME PLATE GAS/ELECT	REPLACE	UNK		(2) 16X25X1	
AC 19	CARRIER	25	COOLING ONLY W/ELECT HEAT	REPLACE	50DF028620SA	N490971	(12) 20X25X2	(2) 3VX750
							(3) 16X25X2	
AC 20	CARRIER	5	GAS ELECTRIC	REPLACE	48LDT006691	3287G249982	(1) 16X25X1, (1) 20X25X1	MANUF: 1987
AC 21	TRANE	10	HEAT PUMP	REPAIR	WCD120840008	K361021200	(3) 16X20X2, (3) 20X20X2	A61
AC 22	TRANE	3	COOLING ONLY	REPAIR	TCD036A400B	D40118870	(2) 16X25X1	DD
AC 24	TRANE	12.5	COOLING ONLY	REPAIR	TCD151C400AA	M37101196D	(4) 20X25X2, (2) 20X20X2	B62
AC 25	TRANE	12.5	COOLING ONLY	REPAIR	TCD151C400AA	M37101847D	(4) 20X25X2, (2) 20X20X2	B62
EF -1 THRU 13			DOME TYPE EXHAUST FAN	TBD				
EF -14 THRU 16			UTILITY SET EXHAUST FAN	TBD

EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated                     , 20 between                      a                      (“Tenant”), and                     , a                      (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately                      rentable square feet of located at                      (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1) The Lease commenced on                      (“Commencement Date”);

(2) The Term of the Lease expires on                     ; and

(3) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of                     .

“Tenant”

By:
Its:

EXHIBIT D

RULES AND REGULATIONS

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Project. The halls, passages, exits, entrances, elevators, and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant’s business invitees. No tenant and no employee or invitee of any tenant shall go upon the roof of the Premises except as otherwise permitted under the Lease.

3. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

4. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors for the Premises.

5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

6. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Project. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. The persons employed to move such equipment in or out of the Premises must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Premises, by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

8. Tenant shall not use any method of heating or air-conditioning other than as approved by Landlord.

9. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Premises’ heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

10. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name of the Premises.

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage of damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

12. Tenant shall not install any loudspeaker on the roof or exterior walls of the Premises. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises (but not how they are run inside the Premises). Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

14. Tenant shall store all its trash and garbage within its Premises or in other facilities provided at the Project. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

15. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except that use by Tenant of Underwriter’s Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. Tenant shall not use in the Premises any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Premises.

17. Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

18. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

20. Tenant’s requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

21. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

22. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant’s lease of its Premises in the Project.

23. Tenant may not install any alarm boxes, foil protection tape or other security equipment on-the Premises without Landlord’s prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

24. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

25. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT E

LANDLORD WORK LETTER (FOR LANDLORD WORK)

This Landlord work letter (“Landlord Work Letter”) shall set forth the terms and conditions relating to the construction of certain improvements to be paid for by Landlord and not deducted from the Construction Allowance.

A. Landlord’s Work. Landlord shall, at its cost, perform the following improvements (“Landlord’s Work”):

(1) Landlord will remove the slatted fencing in the back of the building that is next to the cinder block wall area. Landlord will remove the equipment and any other material or lines that are attached to the equipment in the walled in cinder block area and inside the Premises. Tenant acknowledges that the cinder block wall shall remain.

(2) Landlord will provide a new concrete base for a new monument sign at a location on the berm on West Java Drive.

(3) Landlord will slurry seal the parking lot and re-stripe the parking, as depicted on Schedule 1 attached hereto.

All Landlord’s Work shall be deemed Landlord’s property under the terms of the Lease and shall revert to Landlord upon termination of the Lease for any reason, it being understood and agreed that Tenant shall have no ownership interest whatsoever in the Landlord’s Work.

B. ADA Compliance. Landlord shall be responsible for causing the exterior of the Premises to be in compliance with the ADA, in effect as of the Commencement Date only.

C. Contractors. Landlord shall select such general and subcontractors as Landlord determines are appropriate in Landlord’s sole and absolute discretion for the construction of the Landlord’s Work.

D. Cooperation of Tenant. Tenant shall reasonably cooperate with Landlord in the construction and supervision of the Landlord’s Work and shall not interfere with same.

E. No Representations or Warranties. Landlord makes no representations or warranties of any kind with respect to the construction of the Landlord’s Work, other than Section B above.

F. Space Planning. Landlord shall pay up to two (2) preliminary space plan meetings with two (2) possible revision meetings at Landlord’s sole cost and expense. A representative of the Tenant by the name of Connie Wong and Facilicorp will be attending such meetings on behalf of the Tenant.

Schedule 1

Parking Lot Description

[See Attached]

17 RAMP AT LANDING
13 CURB CUT RAMP
11 ACCESSIBLE PARKING STALLS, TYP.
5 ACCESSIBLE PARKING STALLS
2 DETECTABLE WARNINGS
3 DETECTABLE WARNINGS
15 SITE PLAN
LANDS OF S.C.V.W.D.
BORREGAS AVENUE
20 ENLARGED RAMP TO SIDEWALK
16 RAMP HANDRAIL
12 ACCESSIBLE PARKING STALL SIGN
8 THRESHOLD DETAIL (REF.)
4 TOWING SIGN

aai
architecture + interior design

1034 The Alameda
San Jose, California 95126
main 408.297.8899 fax 408.297.8811

4301 Hacienda Drive, Suite 450
Pleasanton, California 94588
main 925.463.3070 fax 925.847.9714

www.aaidesign.com

350 WEST JAVA DR.
SUNNYVALE, CA

REV. DATE DESCRIPTION BY

SITE PLAN

PROJECT NO. 3840
SHEET NO.

A-001

Q:\3840 350 W. Java ADA Survey\Drawings Current\3840-A001-site.dwg, 3/16/2012 10:37:09 AM

59